Exhibit 31.4

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Westervelt T. Ballard, Jr., Executive Vice President, Chief Financial Officer and Treasurer of Superior Energy Services, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Superior Energy Services, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 11, 2020	/s/ Westervelt T. Ballard, Jr.

Westervelt T. Ballard, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Superior Energy Services, Inc.